UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

Resource Real Estate Opportunity REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103
(Address of principal executive offices) (Zip code)

(215) 231-7050
(Registrant’s telephone number, including area code)
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Resource Real Estate Opportunity REIT, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on June 22, 2012 to provide the required financial information relating to our acquisition of a multifamily community located in the Midwestern United States known as the Williamsburg Apartments (the “Williamsburg Apartments”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to the Williamsburg Apartments that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: August 31, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer (Principal Executive Officer)

Independent Auditor's Report

To the Stockholders of
Resource Real Estate Opportunity REIT, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Williamsburg Apartments, a multifamily community located in the Midwestern United States (“the Property”), for the year ended December 31, 2011.  This Statement is the responsibility of Resource Real Estate Opportunity REIT, Inc.’s management.  Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement.  We believe that our audit of the Statement provides a reasonable basis for our opinion.

As described in Note 1 to the Statement, the accompanying Statement was prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (for inclusion in Form 8-K of Resource Real Estate Opportunity REIT, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Statement of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Philadelphia, Pennsylvania
August 31, 2012

WILLIAMSBURG APARTMENTS

Statements of Revenues and Certain Operating Expenses
For the Period from January 1, 2012 to June 20, 2012 (unaudited)
and for the Year Ended December 31, 2011

	For the Period from January 1, 2012 to June 20, 2012	For the Year Ended December 31, 2011
	(unaudited)
Revenues:
Rental income	$3,156,372	$6,690,620

Certain Operating Expenses:
Property operating expenses	872,537	1,907,209
Real estate taxes	310,285	676,986
Property management fees	116,977	248,450
General and administrative expenses	643,108	1,268,571
	$1,213,465	$2,589,404

The accompanying notes are an integral part of these Statements.

NOTE 1.   Basis of Presentation

On June 20, 2012, Resource Real Estate Opportunity REIT, Inc. (the “Company”) acquired all of the limited liability company interests of a Delaware limited liability company that owns a multifamily community located in the Midwestern United States (“Williamsburg Apartments” or the "Property").

The statements of revenues and certain operating expenses (the “Statements”) have been prepared for the purpose of complying with the provision of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which require certain information with respect to real estate operations to be included with certain filings with the SEC.  The Statements include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, asset management fees, depreciation and amortization, and corporate expenses.  Amounts included in property management fees include routine compensation paid to a third party managing property operations.  The apartment complex was purchased for $41.25 million, excluding closing costs.

In the opinion of the Company’s management, all adjustments necessary for a fair presentation of the Statements for the period from January 1, 2012 to June 20, 2012 (unaudited) and for the year ended December 31, 2011 have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a year.

NOTE 2.   Summary of Significant Accounting Policies

Revenue Recognition: Revenue is derived from the rental of residential housing units with lease agreement terms of generally one year or less.  The Property recognizes rent as income on a straight line basis over the term of the related lease.  Included within rental income is tenant reimbursement income consisting of charges billed to tenants for trash removal and utilities, and other income amounts such as administrative, application and late fees, all of which are recognized in income as earned.

Use of Estimates: The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3.   Subsequent Events

The Property's management evaluated all events and transactions that occurred after December 31, 2011 through August 31, 2012, the date the statements of revenues and certain operating expenses were available to be issued. During this period, the Property did not have any material subsequent events other than as disclosed in Note 1.

Unaudited Pro Forma Consolidated Financial Information

On June 20, 2012, Resource Real Estate Opportunity REIT, Inc. (the “Company”) purchased the Williamsburg Apartments, a multifamily community, from an unaffiliated third party.  The apartment complex was purchased for $41.25 million, excluding closing costs; the purchase was funded from the capital of the Company and proceeds from a line of credit.

The following unaudited pro forma financial statements do not include a pro forma consolidated balance sheet, as the consolidated balance sheet as of June 30, 2012 included in the Company’s quarterly report on Form 10-Q as of and for the period ended June 30, 2012 included the acquisition and purchase price allocations and related disclosures.

The following unaudited pro forma consolidated statements of comprehensive loss for the six months ended June 30, 2012 and for the year ended December 31, 2011 are presented as if the Company had acquired the Williamsburg Apartments on January 1, 2011.  The footnotes to the pro forma financial statements provide details of the pro forma adjustments.  The Company believes that all material adjustments necessary to reflect the effects of the acquisition have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the period ended June 30, 2012, and are not necessarily indicative of what the actual financial position or comprehensive loss would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Resource Real Estate Opportunity REIT, Inc.
Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
For the Six Months Ended June 30, 2012
(in thousands, except per share data)

	For the Six Months Ended June 30, 2012 (a)	Pro Forma Adjustments		For the Six Months Ended June 30, 2012
Revenues:				(Pro Forma)
Rental income	$5,674	$3,156	(b)	$8,830
Gains on foreclosure	1,560	−		1,560
Interest income	103	−		103
	7,337	3,156		10,493

Expenses:
Rental operating	4,224	873	(b)	5,097
Acquisition costs	2,874	(1,565)	(d)	1,309
Management fees - related parties	693	304	(c)	997
General and administrative	1,764	953	(b)	2,717
Depreciation and amortization expense	1,661	1,154	(e)	2,815
Total expenses:	11,216	1,719		12,935
Income (loss) before interest expense	(3,879)	1,437		(2,442)
Interest expense	(143)	−		(143)
Insurance proceeds in excess of cost basis	151	−		151
Net (loss) and comprehensive (loss)	$(3,871)	$1,437		$(2,434)

Weighted average shares outstanding	11,231			11,231

Basic and diluted loss per share	$(0.34)			$(0.22)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
for the Six Months Ended June 30, 2012

a.	Reflects the Company’s historical consolidated operations for the six months ended June 30, 2012.

b.	Reflects operating activity from January 1, 2012 to June 20, 2012 for the acquisition made during the six months ended June 30, 2012.

c.
Reflects the asset management fee associated with the acquisition.  The asset is managed by Resource Real Estate Opportunity Advisor, LLC, a related party of the Company.  The asset management fee was six twelfths of 1% of the asset’s cost for the six months ended June 30, 2012.  Also, reflects the property management fee associated with the acquisition.  The asset is managed by Resource Real Estate Opportunity Manager, LLC, a related party of the Company.  The property management fee is 3.5% of gross receipts for the six months ended June 30, 2012.

d.	Acquisition expenses are non-recurring and have been eliminated for the 2012 acquisition.

e.
Reflects the additional depreciation costs for the building and improvements incurred as a result of the acquisition.  Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.

Resource Real Estate Opportunity REIT, Inc.
Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
For the Year Ended December 31, 2011
(in thousands, except per share data)

	For the Year Ended December 31, 2011 (a)	Pro Forma Adjustments		For the Year Ended December 31, 2011
Revenues:				(Pro Forma)
Rental income	$3,976	$6,691	(b)	$10,667
Gain on payoff of loan held for investment	250	−		250
Interest income	161	−		161
	4,387	6,691		11,078

Expenses:
Rental operating	4,251	1,907	(b)	6,158
Acquisition costs	1,881	−		1,881
Foreclosure costs	400	−		400
Management fees - related parties	674	647	(c)	1,321
General and administrative	2,736	1,946	(b)	4,682
Depreciation and amortization expense	1,564	3,529	(d)	5,093
Total expenses	11,506	8,029		19,535
Loss before interest expense	(7,119)	(1,338)		(8,457)
Interest expense	(7)	−		(7)
Interest expense - related party	(3)	−		(3)
Net loss and comprehensive loss	$(7,129)	$(1,338)		$(8,467)

Weighted average shares outstanding	5,325			5,325

Basic and diluted loss per share	$(1.34)			$(1.59)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss
for the Year Ended December 31, 2011

a.	Reflects the Company’s historical consolidated operations for the year ended December 31, 2011.

b.	Reflects the applicable operating activity for the year ended December 31, 2011.

c.
Reflects the asset management fee associated with the acquisition.  The asset is managed by Resource Real Estate Opportunity Advisor, LLC, a related party of the Company.  The asset management fee was 1% of the asset’s cost for the year ended December 31, 2011.  Also, reflects the property management fee associated with the acquisition.  The asset is managed by Resource Real Estate Opportunity Manager, LLC, a related party of the Company.  The property management fee is 3.5% of gross receipts for the year ended December 31, 2011.

d.
Reflects the additional depreciation and amortization costs for the building and improvements incurred as a result of the acquisition.  Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.  In-place leases are amortized over seven months.